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                                                                   EXHIBIT 99.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Kenneth T. Koehler, President and, subject to regulatory approval, Chief Executive Officer and Marcus Faust, Executive Vice President and Chief Financial Officer of Metropolitan Financial Corp. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002 and that to his knowledge:

         (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

         (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 15, 2002                 /s/ Kenneth T. Koehler
                                      ------------------------------------
                                      Kenneth T. Koehler,
                                      President and, subject to regulatory
                                      approval, Chief Executive Officer



Date: August 15, 2002                 /s/ Marcus Faust
                                      ------------------------------------
                                      Marcus Faust,
                                      Executive Vice President and
                                      Chief Financial Officer